1290 Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 04/30/2016
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND

                                        Class A
 Class C
 Class I
Class R

1290 CONVERTIBLE SECURITIES
    1290
9.09
    -         9.09
9.09

1290 DOUBLELINE DYNAMIC ALLOCATION
  1290
10.21
    -
10.22
10.21
1290 GAMCO SMALL/MID CAP VALUE
1290
10.19
10.20
      10.20
10.16

1290 GLOBAL EQUITY MANAGERS
1290
9.08
    -
9.08
9.07

1290 GLOBAL TALENTS FUND
1290
10.03
    -
10.03
10.02

1290 HIGH YIELD BOND
       1290
8.76
8.76
8.76
8.76

1290 MULTI-ALTERNATIVE STRATEGIES
1290
9.85
    -
9.86
9.84

1290 SMARTBETA EQUITY
1290
10.24   10.24
10.24
10.23

1290 UNCONSTRAINED BOND MANAGERS
    1290
9.79    -
9.79
9.78